EXHIBIT 10.11

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE CORPORATION OF A FAVORABLE OPINION OF ITS COUNSEL OR SUBMISSION TO THE CORPORATION OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE CORPORATION, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE ACTS.

ADVANCED MEDICAL ISOTOPE CORPORATION

A Delaware Corporation

December 16, 2008

Advanced Medical Isotope Corporation, a Delaware corporation (the "Corporation"), is indebted and, for value received, promises to pay to the order of Carlton M and Lynda J. Cadwell on [ONE YEAR FROM DATE OF ISSUE] (the "Due Date"), (unless this Note shall have been sooner called for redemption as herein provided), upon presentation of this Note, Three hundred seventy five thousand($375,000.00) (the "Principal Amount") and to pay interest on the Principal Amount at the rate of ten percent (10%) per annum as provided herein.

The Corporation covenants, promises and agrees as follows:

LOAN ORIGINATION FEE : 100,000 SHARES PER $250,000 INVESTED

1.   Interest. Interest that shall accrue on the Principal Amount shall be payable six (6) months from the date of issue and every six (6) months thereafter until this Note shall be paid in full. All accrued and unpaid interest shall be payable on the Due Date and may be paid in shares on the interest due date (using a ten day moving average) at the discretion of the holder. The first payment of interest shall be made on [SIX MONTHS FROM DATE OF ISSUE], 2009. All payments of principal and interest or principal or interest shall be made at holder's address as it appears on the records of the Corporation, or at such other place as may be designated by the holder hereof.

2.   Prepayment. The Corporation has advised the initial holder of this Note that the proceeds of this Note have been earmarked for general working capital purposes. It is anticipated the Corporation will be raising public monies in Q1 of 2009 and a portion of those funds will be utilized to pay some or all of this principal and interest down.

3.    Redemption.

3.1.    Beginning three (3) months from the date of this Note, this Note may be redeemed at the option of the Corporation in whole or in part prior to the Due Date at any time and from time to time without penalty or premium, with cash, or into shares (using a ten day moving average), or any combination thereof, at the discretion of the holder.

3.2.     On the Redemption Date, the Corporation shall pay all accrued and unpaid interest on the Note up to and including the Redemption Date and shall pay to the holder hereof a dollar amount equal to the Redemption Amount, or convert to shares at the ten day moving average, or any combination thereof, at the discretion of the holder.

4.    Conversion.

4.1.     The holder of this Note shall have the right, at such holder's option, at any time to convert this Note in whole or in part into such number of fully paid and nonassessable shares of common stock of Advanced Medical Isotope Corporation, a Delaware corporation (the "Common Stock"), as shall be provided herein.

4.2.     The holder of this Note may exercise the conversion right provided in this Section 4 by giving written notice (the "Conversion Notice") to the Corporation of the exercise of such right and stating the name or names in which the stock certificate or stock certificates for the shares of Common Stock are to be issued and the address to which such certificates shall be delivered. The Conversion Notice shall be accompanied by the Note. The number of shares of Common Stock that shall be issuable upon conversion of the Note shall equal the principal amount of the Note to be converted divided by fifty percent (50%) of the volume-weighted average trading price of the Common Stock for the ten (10) consecutive trading days immediately preceding the Conversion Notice.

4.3.     Conversion shall be deemed to have been effected on the date the Conversion Notice is given (the "Conversion Date"). Within 10 business days after receipt of the Conversion Notice, the Corporation shall issue and deliver by hand against a signed receipt therefore or by United States registered mail, return receipt requested, to the address designated by the holder of this Note in the Conversion Notice, a stock certificate or stock certificates representing the number of shares of Common Stock to which such holder is entitled and a check or cash in payment of all interest accrued and unpaid on the Note up to and including the Conversion Date.

4.4.           Taxes.  The Corporation shall pay all documentary, stamp or other transactional taxes and charges attributable to the issuance or delivery of shares of the Common Stock upon conversion; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the record holder of this Note.

4.5.     Reservation of Shares. The Corporation shall cause Advanced Medical Isotope Corporation to reserve and keep available, free from preemptive rights, unissued or treasury shares of Common Stock sufficient to effect the conversion of this Note while this Note is outstanding.

5.   Adjustments

5.1.    In case issued and outstanding shares of Common Stock shall be subdividedor split up into a greater number of shares of the Common Stock, the Redemption Trigger Price in effect at the opening of business on the business day immediately preceding the date fixed for the determination of the stockholders whose shares of Common Stock shall be subdivided or split up (the "Split Record Date") shall be proportionately decreased, and in case issued and outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Redemption Trigger Price in effect at the opening of business on the business day immediately preceding the date fixed for the determination of the stockholders whose shares of Common Stock shall be combined (the "Combination Record Date") shall be proportionately increased, such increase or decrease, as the case may be, becoming effective immediately after the opening of business on the business day immediately after the Split Record Date or the Combination Record Date, as the case may be.

5.2.   Notice of Adjustment. Whenever the Redemption Trigger Price shall be adjusted as provided in Section 5 hereof, the Corporation shall prepare and send to the holder of this Note a statement, signed by the chief financial officer of the Corporation, showing in detail the facts requiring such adjustment and the Redemption Trigger Price that shall be in effect after such adjustment.

6.    Default.

6.1.     The entire unpaid and unredeemed balance of the Principal Amount and all Interest accrued and unpaid on this Note shall, at the election of the holder, be and become immediately due and payable upon the occurrence of any of the following events (a "Default Event"):

(a)    The non-payment by the Corporation when due of principal and interest or of any other payment as provided in this Note or with respect to any other Note issued by the Corporation.

(b)    If the Corporation (i) applies for or consents to the appointment of, or if there shall be a taking of possession by, a receiver, custodian, trustee or liquidator for the Corporation or any of its property; (ii) becomes generally unable to pay its debts as they become due; (iii) makes a general assignment for the benefit of creditors or becomes insolvent; (iv) files or is served with any petition for relief under the Bankruptcy Code or any similar federal or state statute; (v) has any judgment entered against it in excess of $3,000,000 in any one instance or in the aggregate during any consecutive 12 month period or has any attachment or levy made to or against any of its property or assets; (vi) defaults with respect to any evidence of indebtedness or liability for borrowed money, or any such indebtedness shall not be paid as and when due and payable; or (vii) has assessed or imposed against it, or if there shall exist, any general or specific lien for any federal, state or local taxes or charges against any of its property or assets.

(c)     Any failure by the Corporation to issue and deliver shares of Common Stock as provided herein upon conversion of this Note.

6.2.          Each right, power or remedy of the holder hereof upon the occurrence of any Default Event as provided for in this Note or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Note or now or hereafter existing at law or in equity or by statute, and the exercise or beginning of the exercise by the holder or transferee hereof of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the holder hereof of any or all such other rights, powers or remedies.

7.   Failure to Act and Waiver. No failure or delay by the holder hereof to insist upon  the strict performance of any term of this Note or to exercise any right, power or remedy consequent upon a default hereunder shall constitute a waiver of any such term or of any such breach, or preclude the holder hereof from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Note, the holder hereof shall not be deemed to waive the right either to require payment when due of all other amounts payable under this Note, or to declare a default for failure to effect such payment of any such other amount.

The failure of the holder of this Note to give notice of any failure or breach of the Corporation under this Note shall not constitute a waiver of any right or remedy in respect of such continuing failure or breach or any subsequent failure or breach.

8.        Consent to Jurisdiction. The Corporation hereby agrees and consents that any action, suit or proceeding arising out of this Note may be brought in any appropriate court in the State of Washington, or in any other court having jurisdiction over the subject matter, all at the sole election of the holder hereof, and by the issuance and execution of this Note the Corporation irrevocably consents to the jurisdiction of each such court.

9.        Transfer. This Note shall be transferred on the books of the Corporation only by the registered holder hereof or by his/her attorney duly authorized in writing or by delivery to the Corporation of a duly executed Assignment substantially in the form attached hereto as Exhibit A. The Corporation shall be entitled to treat any holder of record of the Note as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in this Note in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the Laws of Colorado.

10.   Notices. All notices and communications under this Note shall be in writing and shall be either delivered in person or accompanied by a signed receipt therefor or mailed first-class United States certified mail, return receipt requested, postage prepaid, and addressed as follows: if to the Corporation, 6208 W. Okanogan Ave., Kennewick, Washington, and, if to the holder of this Note, to the address of such holder as it appears in the books of the Corporation. Any notice of communication shall be deemed given and received as of the date of such delivery or mailing.

11.           Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of Washington State, or, where applicable, the laws of the United States.

IN WITNESS WHEREOF, the Corporation has caused this Note to be duly executed under its corporate seal.

/s/ James C. Katzaroff	/s/ Carlton M. Cadwell
James C. Katzaroff, CEO	Carlton M. Cadwell
Advanced Medical Isotope Corporation